Exhibit T3B.3

BY-LAW NO. 1

A By-Law relating generally to the transaction of the business and affairs of COMPTON PETROLEUM HOLDINGS CORPORATION.

CONTENTS

SECTION	SUBJECT

One	Interpretation

Two	Business of the Corporation

Three	Directors

Four	Committees

Five	Protection of Directors and Officers

Six	Shares

Seven	Dividends

Eight	Meetings of Shareholders

Nine	Notices

Ten	Effective Date

IT IS HEREBY ENACTED as By-law No. 1 of COMPTON PETROLEUM HOLDINGS CORPORATION (hereinafter called the “Corporation”) as follows:

SECTION 1

INTERPRETATION

1.01 Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act of Alberta, and any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles attached to the Certificate of Incorporation of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“meeting of shareholders” means any meeting of shareholders, including any meeting of one or more classes or series of shareholders;

“recorded address” means, in the case of a shareholder, his address as recorded in the securities register; in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and, in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.03 or by a resolution passed pursuant thereto.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

1.02 Conflict with the Act, the Articles or any Unanimous Shareholder Agreement

To the extent of any conflict between the provisions of the by-laws and the provisions of the Act, the articles or any unanimous shareholder agreement relating to the Corporation, the provisions of the Act, the articles or the unanimous shareholder agreement shall govern.

1.03 Headings and Sections

The headings used throughout the by-laws are inserted for convenience of reference only and are not to be used as an aid in the interpretation of the by-laws. “Section” followed by a number means or refers to the specified section of this by-law.

1.04 Invalidity of any Provision of By-laws

The invalidity or unenforceability of any provision of the by-laws shall not affect the validity or enforceability of the remaining provisions of the by-laws.

SECTION 2

BUSINESS OF THE CORPORATION

2.01 Corporate Seal

The corporate seal of the Corporation, if any, shall be in such form as the board may from time to time by resolution approve.

2.02 Financial Year

The financial year of the Corporation shall end on such date in each year as the board may from time to time by resolution determine.

2.03 Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by one person whom holds the office of chairman of the board, president, vice-president, secretary, treasurer, assistant secretary, assistant treasurer or director or any other office created by by-law or by resolution of the board; provided that if the Corporation only has one director, that director alone may sign any instruments on behalf of the Corporation. In addition, the board may from time to time direct the manner in which and the person or persons by whom any instrument or instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.04 Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or other persons as may from time to time be authorized by the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.05 Voting Rights in Other Bodies Corporate

The signing officers may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation, Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the persons executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board or, failing the board, the signing officers may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.06 Insider Trading Reports and Other Filings

Any one officer or director of the Corporation may execute and file on behalf of the Corporation insider trading reports and other filings of any nature whatsoever required under applicable corporate or securities laws.

2.07 Divisions

The board may from time to time cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation, types of business or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case. From time to time the board may authorize upon such basis as may be considered appropriate in each case:

(a)	the designation of any such division by, and the carrying on of the business and operations of any such division under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

(b)	the appointment of officers for any such division and the determination of their powers and duties, provided that any such officers shall not, as such, be officers of the Corporation.

SECTION 3

DIRECTORS

3.01 Number of Directors

If the articles provide for a maximum number and a minimum number of directors, unless otherwise provided in the articles, the number of directors of the Corporation shall be determined from time to time by ordinary resolution of the shareholders or, in the absence of such resolution, by resolution of the directors.

3.02 Calling and Notice of Meetings

Meetings of the board shall be called and held at such time and at such place as the board, the chairman of the board, the president or any two directors may determine, and the secretary or any other officer shall give notice of meetings when directed or authorized by such persons. Notice of each meeting of the board shall be given to each director not less than forty-eight hours before the time when the meeting is to be held, provided that, if a quorum of directors is present, the board may without notice hold a meeting immediately following an annual meeting of shareholders. Notice of a meeting of the board may be given verbally, in writing or by telephone, telegraph, facsimile transmission or any other means of communication. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where required by the Act. Notwithstanding the foregoing, the board may from time to time fix a day or days in any month or months for regular meetings of the board at a place and hour to be named, in which case, provided that a copy of any such resolution is sent to each director forthwith after being passed and forthwith after each director’s appointment, no other notice shall be required for any such regular meeting except where the Act requires specification of the purpose or the business to be transacted thereat.

3.03 Place of Meetings

Meetings of the board may be held at any place in or outside Alberta. A director who attends a meeting of directors, in person or by telephone, is deemed to have consented to the location of the meeting except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

3.04 Meetings by Telephone

With the consent of the chairman of the meeting or a majority of the directors present at the meeting, a director may participate in a meeting of the board or of a committee of the board by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A director participating in such a meeting in such manner shall be considered present at the meeting and at the place of the meeting.

3.05 Quorum

The quorum for the transaction of business at any meeting of the board shall consist of a majority of directors or such greater or lesser number of directors as the board may from time to time determine, provided that, if the board consists of only one director, the quorum for the transaction of business at any meeting of the board shall consist of one director.

3.06 Chairman

The chairman of any meeting of the board shall be the director present and willing to so act at the meeting who is the first mentioned of the following officers as have been appointed: chairman of the board, president or a vice-president (in order of seniority). If no such officer is present and willing to act, the directors present shall choose one of their number to be chairman.

3.07 Action by the Board

At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote. The powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors who would be entitled to vote on that resolution at a meeting of the board. Resolutions in writing may be signed in counterparts.

3.08 Adjourned Meeting

Any meeting of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place. The adjourned meeting shall be duly constituted if a quorum is present and if it is held in accordance with the terms of the adjournment. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

3.09 Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for reasonable travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.10 Officers

The board from time to time may appoint one or more officers of the Corporation and, without prejudice to rights under any employment contract, may remove any officer of the Corporation. The powers and duties of each officer of the Corporation shall be those determined from time to time by the board and, in the absence of such determination, shall be those usually incidental to the office held.

3.11 Agents and Attorneys

The board shall have the power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

SECTION 4

COMMITTEES

4.01 Transaction of Business

The powers of any committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. At all meetings of committees every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote. Resolutions in writing may be signed in counterparts.

4.02 Procedure

Unless otherwise determined by the board, a quorum for meetings of any committee shall be a majority of its members, each committee shall have the power to appoint its chairman and the rules for calling, holding, conducting and adjourning meetings of the committee shall be the same as those governing the board. Each member of a committee shall serve during the pleasure of the board of directors and, in any event, only so long as he shall be a director. The directors may fill vacancies in a committee by appointment from among their members. Provided that a quorum is maintained, the committee may continue to exercise its powers notwithstanding any vacancy among its members.

SECTION 5

PROTECTION OF DIRECTORS AND OFFICERS

5.01 Limitation of Liability

No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and with a view to the best interests of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.02 Indemnity

The Corporation shall, to the maximum extent permitted under the Act, indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, including (without limitation) any such action by or on behalf of the Corporation or such body corporate to procure a judgment in its favour, and the Corporation shall use its reasonable best efforts to obtain any approval or approvals necessary for such indemnification.

SECTION 6

SHARES

6.01 Non-Recognition of Trusts

Subject to the provisions of the Act, the Corporation may treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

6.02 Joint Shareholders

If two or more persons are registered as joint holders of any share:

(a)	the Corporation shall record only one address on its books for such joint holders;

(b)	the address of such joint holders for all purposes with respect to the Corporation shall be their recorded address; and

(c)	any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

6.03 Lien for Indebtedness

If the articles provide that the Corporation has a lien on any shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

SECTION 7

DIVIDENDS

7.01 Dividend Cheques

A dividend payable in cash shall be paid by cheque of the Corporation or of any dividend paying agent appointed by the board, to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs and the Corporation agrees to follow such direction. In the case of joint holders the cheque shall, unless such joint holders otherwise direct and the Corporation agrees to follow such direction, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

7.02 Non-receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.03 Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION 8

MEETINGS OF SHAREHOLDERS

8.01 Chairman, Secretary and Scrutineers

The chairman of any meeting of shareholders, who need not be a shareholder of the Corporation, shall be the first mentioned of the following officers as has been appointed and is present and is willing to so act at the meeting: chairman of the board, president or a vice-president (in order of seniority). If no such officer is present and willing to act as chairman within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. The chairman shall conduct the proceedings at the meeting in all respects and his decision in any matter or thing, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy and any question as to the admission or rejection of a vote, shall be conclusive and binding upon the shareholders. The secretary of any meeting of shareholders shall be the secretary of the Corporation, provided that, if the Corporation does not have a secretary or if the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. The board may from time to time appoint in advance of any meeting of shareholders one or more persons to act as scrutineers at such meeting and, in the absence of such appointment, the chairman may appoint one or more persons to act as scrutineers at any meeting of shareholders. Scrutineers so appointed may, but need not be, shareholders, directors, officers or employees of the Corporation.

8.02 Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be:

(a)	those entitled to vote at such meeting;

(b)	the directors and auditors of the Corporation;

(c)	others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting;

(d)	legal counsel to the Corporation when invited by the Corporation to attend the meeting; and

(e)	any other person on the invitation of the chairman or with the consent of the meeting.

8.03 Quorum

A quorum for the transaction of business at any meeting of shareholders shall be one person present in person, being a shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled, and representing in the aggregate not less than 51% of the outstanding shares of the Corporation carrying voting rights at the meeting, provided that, if there should be only one shareholder of the Corporation entitled to vote at any meeting of shareholders, the quorum for the transaction of business at a meeting of shareholders shall consist of the one shareholder.

8.04 Representatives

The authority of an individual to represent a body corporate or association at a meeting of shareholders of the Corporation shall be established by depositing with the Corporation a certified copy of the resolution of the directors or governing body of the body corporate or association, as the case may be, granting such authority, or in such other manner as may be satisfactory to the chairman of the meeting.

8.05 Action by Shareholders

The shareholders shall act by ordinary resolution unless otherwise required by the Act, articles, by-laws or any unanimous shareholders agreement. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

8.06 Show of Hands

Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

8.07 Ballots

A ballot required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.08 Meetings by Telephone

With the consent of the chairman of the meeting or the consent (as evidenced by a resolution) of the persons present and entitled to vote at the meeting, a shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a person participating in such a meeting by those means shall be considered present at the meeting and at the place of the meeting.

SECTION 9

NOTICES

9.01 Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

9.02 Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

SECTION 10

EFFECTIVE DATE

10.01 Effective Date

This by-law shall come into force when made by the board in accordance with the Act.

MADE by the board as evidenced by the signature of the following director, effective the 14th day of October, 2005.

Ernest G. Sapieha

CONFIRMED by the shareholder(s) as evidenced by the signature of the following shareholder, effective the 14th day of October, 2005.

Compton Petroleum Corporation

Per:
Authorized Signatory